Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
SemiLEDs Corporation:

We consent to the use of our report, dated October 26, 2010, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

(signed) KPMG LLP

Boise, Idaho
November 12, 2010